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EXHIBIT 99.1

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

        September 16, 2004

        We refer to the fairness opinion, dated February 26, 2004 (the "Fairness Opinion"), that we have rendered to the board of directors of PRP-GP LLC (the "General Partner") and to the special committee thereof (the "special committee") designated for the purpose of considering the merger (the "merger") of Phosphate Resource Partners Limited Partnership (the "Partnership") with and into a subsidiary of IMC Global Inc. ("IMC"). The Fairness Opinion was provided for the information and assistance of the special committee in connection with its consideration of the merger and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor may it be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the General Partner has determined to include the Fairness Opinion as an appendix to the Proxy Statement/Prospectus forming part of the Amendment No. 4 to the Registration Statement on Form S-4 of IMC in the form filed with the Securities and Exchange Commission (the "Registration Statement").

        We hereby consent to the inclusion of the Fairness Opinion as an appendix, and to the references to our firm and the Fairness Opinion under the headings "Summary—Fairness," "Summary—Fairness Opinion of Financial Advisor," "Special Factors—Background of the Merger—Subsequent Events," "Special Factors—Recommendation of the Special Committee" and "Special Factors—Fairness Opinion of Houlihan Lokey," in each case in the Proxy Statement/Prospectus forming part of the Registration Statement. This consent relates solely to the Registration Statement and not to any subsequent amendments thereto or any other document. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

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  EXHIBIT 99.1
CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.